EX.99.906CERT

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of Oak Ridge Small Cap Growth Fund, Oak Ridge International Small Cap Fund, Oak Ridge Dynamic Small Cap Fund, Oak Ridge Disciplined Growth Fund, Oak Ridge Multi Strategy Fund, and Oak Ridge Dividend Growth Fund , each a series of Investment Managers Series Trust (the “Trust”), for the year ended May 31, 2018 (the “Report”), Maureen Quill, as President/Chief Executive Officer of the Trust, and Rita Dam, as Treasurer/Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date	08/09/2018

/s/ Maureen Quill
Maureen Quill
President/Chief Executive Officer

/s/ Rita Dam
Rita Dam
Treasurer/Chief Financial Officer

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Investment Managers Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.